AMENDMENT NO. 1 TO RIGHTS AGREEMENT


               AMENDMENT NO. 1 dated as of October 15, 1998 to the Rights Agreement dated as of December 11, 1996 (the "Rights Agreement") between Deltic Timber Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                            W I T N E S S E T H

               WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

               (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing Director" contained therein.

               (c) Section 1 of the Rights Agreement is hereby amended by inserting in the appropriate alphabetical position the following new definition:

               "Exempt Person" shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

               (d) Section 1 of the Rights Agreement is hereby amended by restating in its entirety the following definitions to read in full as follows:

               "Acquiring Person" means any Person who, together with all Affiliates and Associates (other than an Exempt Holder) of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person or an Exempt Holder; provided, however, that (a) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or
(ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and (b) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisition by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding.

               A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to have "Beneficial Ownership" of and to "beneficially own", any securities:

                 (a) which such Person or any of its Affiliates or Associates (other than an Exempt Holder), directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);

                 (b) which such Person or any of its Affiliates or Associates (other than an Exempt Holder), directly or indirectly, has

                       (i) the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange, (B) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (C) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to
               Section 11(i) or Section 11(p) with respect to an adjustment to Original Rights; or

                      (ii) the right to vote (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                 (c) which are beneficially owned, directly or indirectly, by any other Person (other than an Exempt Holder), or any Affiliate or Associate (other than an Exempt Holder) thereof, and with respect to which such Person or any of its Affiliates or Associates (other than an Exempt Holder) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in subparagraph (b)(ii) immediately above) or disposing of any such securities;

provided, however, that no Person who is an officer, director or employee of an Exempt Person or an Exempt Holder shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "beneficially own" any securities that are "beneficially owned", including, without limitation, in a fiduciary capacity, by an Exempt Person or an Exempt Holder or by any other such officer, director or employee of an Exempt Person or an Exempt Holder.

               "Exempt Holder" means Charles H. Murphy, Jr., his descendants (and their spouses), and his and their Affiliates and Associates.

               (e) Section 1 of the Rights Agreement is hereby amended by deleting from the definition of "Distribution Date" the first instance of the words "(or such later day as may be designated by action of a majority of the Continuing Directors)" and by replacing the second instance of the same words with the words "(or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors)".

               Section 2.  Exercise of Rights; Expiration Date of Rights.
Section 7(d) of the Rights Agreement is hereby amended by deleting the words "the Continuing Directors have determined" from the first sentence thereof.

               Section 3. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. Section 11 of the Rights Agreement is hereby amended by:

               (a) replacing the words "a majority of the Continuing Directors has determined to be" in the first sentence of subsection
(a)(iii) thereof with the word "are";

               (b) replacing each instance of the words "(as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors)" in subsection (a)(iii) thereof with the words "(based upon the advice of a nationally recognized investment banking firm)";

               (c) deleting the second sentence of subsection (a)(iii) thereof;

               (d) replacing the words "first and/or second sentence of this Section 11(a)(iii)" in the third sentence of subsection (a)(iii) thereof with the words "preceding sentence";

               (e) replacing the words "Substitution Period in order to seek any authorization of additional shares and/or" in the third sentence of subsection (a)(iii) thereof with the words "30-day period set forth above in order";

               (f) replacing the words "such first and/or second" in the third sentence of subsection (a)(iii) thereof with the words "the preceding";

               (g) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the second sentence of subsection (d)(i) thereof;

               (h) replacing the words "majority of the Continuing Directors" in the third sentence of subsection (d)(i) thereof with the words "nationally recognized investment banking firm";

               (i) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing Directors," from the fourth sentence of subsection (d)(i) thereof;

               (j) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection (d)(i) thereof;

               (k) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof; and

               (l) deleting the words "selected by the Board of Directors" from subsection (d)(iii) thereof.

               Section 4. Fractional Rights and Fractional Shares. Section 14(a) of the Rights Agreement is hereby amended by:

               (a) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the penultimate sentence thereof; and

               (b) replacing the words "majority of the Continuing Directors" in the last sentence thereof with the words "nationally recognized investment banking firm".

               Section 5. Redemption. Section 23(a) of the Rights Agreement is hereby amended by:

               (a) replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in the first sentence thereof with the words "Distribution Date"; and

               (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso.

               Section 6. Supplements and Amendments. Section 26 of the Rights Agreement is hereby amended in its entirety to read in full as follows:

               For so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment.

               Section 7. Determination and Actions by the Board of Directors,Etc. Section 28 of the Rights Agreement is hereby amended by:

               (a) deleting the first parenthetical clause from the second sentence thereof; and

               (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

               Section 8. Severability. Section 30 of the Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

               Section 9. Form of Right Certificate. Exhibit B to the Rights Agreement is hereby amended by replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in subparagraph (a) of the seventh paragraph thereof with the words "Distribution Date".

               Section 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York.

               Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               Section 12. Effectiveness. This Amendment shall become effective upon execution by each of the parties hereto of a counterpart hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   DELTIC TIMBER CORPORATION



                                   By: /s/ Clefton D. Vaughan
                                       -----------------------------------
                                       Name:  Clefton D. Vaughan
                                       Title: Vice President



                                   HARRIS TRUST AND SAVINGS BANK


                                   By: /s/ Susan M. Shadel
                                       -----------------------------------
                                       Name:  Susan M. Shadel
                                       Title: Assistant Vice President